U. S. Securities and Exchange Commission

Washington, D. C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

GEO POINT RESOURCES, INC.

 (Exact Name of Registrant as specified in its Charter)

NEVADA	45-5593622
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1421 E. Pomona Street

Santa Ana, California 92705

 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class	Name of Exchange
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this for relates: 333-184578

Securities to be registered pursuant to Section 12(g) of the Act: $0.001 par value common stock

Item 1. Description of Registrant’s Securities to be Registered

We are registering our 100,000,000 authorized shares of common stock, $0.001 par value per share.

For a complete description of our common stock, see our Registration Statement on Form S-1, as amended, which was filed with the Securities and Exchange Commission on October 24, 2012, December 13, 2012, December 29, 2012, and December 20, 2012, along with our Prospectus, which was filed with the Securities and Exchange Commission on January 8, 2013, and which descriptions are incorporated herein by reference.

Item 2. Exhibits

Exhibit Number                                        Exhibit

3.1                                                               Articles of Incorporation attached as Exhibit 3.1 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 24, 2012.

3.2                                                               Certificate of Change attached as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2013.

3.3                                                               Bylaws attached as Exhibit 3.2 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October

                                                                   24, 2012.

                                                                 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GEO POINT RESOURCES, INC.

Date:	February 24, 2014	By:	/s/ William C. Lachmar
William C. Lachmar
President, CEO, Chief Financial Officer, Treasurer, Controller and Sole Director